Exhibit 99.3 INTERNATIONAL FLAVORS & FRAGRANCES INC. UNAUDITED PRO-FORMA CONSOLIDATED INCOME STATEMENT (Dollars in thousands)

2003	Quarter-to-date			Year-to-date

1st Quarter	As reported	Germany and Switzerland Fruit Business	Pro-Forma

Net sales	$466,224	16,720	$449,504
Cost of goods sold	270,447	12,615	257,832

Gross margin on sales	195,777	4,105	191,672
Research & development	38,962	377	38,585
Selling and administrative	76,115	1,102	75,013
Amortization	3,158	--	3,158

	77,542	2,626	74,916
Restructuring and other charges	(20,389)	--	(20,389)
Interest expense	(8,113)	--	(8,113)
Other income (expense), net	(2,526)	--	(2,526)

Pretax income	46,514	2,626	43,888
Income taxes	14,497	818	13,679

Net Income	$ 32,017	1,808	$ 30,209

2nd Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$482,611	18,051	$464,560	$948,835	34,771	$914,064
Cost of goods sold	275,235	13,229	262,006	545,682	25,844	519,838

Gross margin on sales	207,376	4,822	202,554	403,153	8,927	394,226
Research &development	38,897	356	38,541	77,859	733	77,126
Selling and administrative	72,888	1,114	71,774	149,003	2,216	146,787
Amortization	3,158	--	3,158	6,316	--	6,316

	92,433	3,352	89,081	169,975	5,978	163,997
Restructuring and other charges	(6,715)	--	(6,715)	(27,104)	--	(27,104)
Interest expense	(7,957)	--	(7,957)	(16,070)	--	(16,070)
Other income (expense), net	(2,371)	--	(2,371)	(4,897)	--	(4,897)

Pretax income	75,390	3,352	72,038	121,904	5,978	115,926
Income taxes	23,992	1,067	22,925	38,489	1,885	36,604

Net Income	$ 51,398	2,285	$ 49,113	$ 83,415	4,093	$ 79,322

3rd Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$480,886	16,425	$464,461	$1,429,721	51,196	$1,378,525
Cost of goods sold	278,191	11,917	266,274	823,873	37,761	786,112

Gross margin on sales	202,695	4,508	198,187	605,848	13,435	592,413
Research & development	39,184	370	38,814	117,043	1,103	115,940
Selling and administrative	75,638	1,095	74,543	224,641	3,311	221,330
Amortization	3,158	--	3,158	9,474	--	9,474

	84,715	3,043	81,672	254,690	9,021	245,669
Restructuring and other charges	(3,916)	--	(3,916)	(31,020)	--	(31,020)
Interest expense	(6,532)	--	(6,532)	(22,602)	--	(22,602)
Other income (expense), net	446	--	446	(4,451)	--	(4,451)

Pretax income	74,713	3,043	71,670	196,617	9,021	187,596
Income taxes	23,642	963	22,679	62,131	2,848	59,283

Net Income	$ 51,071	2,080	$ 48,991	$ 134,486	6,173	$ 128,313

4th Quarter	As reported	Germany and Switzerland Fruit Business	Pro Forma	As reported	Germany and Switzerland Fruit Business	Pro Forma

Net sales	$471,799	14,088	$457,711	$1,901,520	65,284	$1,836,236
Cost of goods sold	268,583	11,026	257,557	1,092,456	48,787	1,043,669

Gross margin on sales	203,216	3,062	200,154	809,064	16,497	792,567
Research & development	42,243	412	41,831	159,286	1,515	157,771
Selling and administrative	84,310	1,032	83,278	308,951	4,343	304,608
Amortization	3,158	--	3,158	12,632	--	12,632

	73,505	1,618	71,887	328,195	10,639	317,556
Restructuring and other charges	(11,401)	--	(11,401)	(42,421)	--	(42,421)
Interest expense	(5,875)	--	(5,875)	(28,477)	--	(28,477)
Other income (expense), net	(986)	--	(986)	(5,437)	--	(5,437)

Pretax income	55,243	1,618	53,625	251,860	10,639	241,221
Income taxes	17,132	502	16,630	79,263	3,350	75,913

Net Income	$ 38,111	1,116	$ 36,995	$ 172,597	7,289	$ 165,308